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                                                                  Exhibit 23(a)





CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in Registration Statements Nos. 33-61711 on Form S-3, 33-58263 on Form S-8, 33-58257 on Form S-8, 33-53503
on Form S-8, 33-29751 on Form S-8, 33-20351 on Form S-8, 2-90748 on Form S-8,
and 2-64035 on Form S-8 of our report dated January 20, 1997 with respect to the consolidated financial statements of TRW Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.

         We also consent to the incorporation by reference in TRW Inc.'s Registration Statement No. 33-58263 on Form S-8 pertaining to The TRW Employee Stock Ownership and Stock Savings Plan and the related prospectus of our report dated March 14, 1997 with respect to the financial statements of The TRW Employee Stock Ownership and Stock Savings Plan for the fiscal year ended December 31, 1996 included as Exhibit 99(a) to the TRW Inc. Annual Report (Form 10-K) for the year ended December 31, 1996.





                                                       /s/ Ernst & Young LLP

                                                       ERNST & YOUNG LLP






Cleveland, Ohio
March 20, 1997